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                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    BlackRock Municipal 2030 Target Term Trust (BTT2)
    BlackRock Investment Quality Municipal Trust (BKN)
    BlackRock Pennsylvania Municipal Bond Fund of BlackRock Multi-State Municip (BR-PAMUNI)
    BlackRock MuniEnhanced Fund, Inc. (MEN)
    BlackRock MuniYield Pennsylvania Quality Fund, Inc. (MPA)
    BlackRock MuniYield Quality Fund II, Inc. (MQT)
    BlackRock MuniYield Quality Fund, Inc. (MQY)
    BlackRock MuniYield Quality Fund III, Inc. (MYI)
    BlackRock National Municipal Fund of BlackRock Municipal Bond Fund, Inc. (BR-NATL)
    BlackRock MuniHoldings Quality Fund II, Inc. (MUE)
    BlackRock MuniHoldings Quality Fund, Inc. (MUS)
    BlackRock MuniVest Fund, Inc. (MVF)
    BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
    BlackRock Municipal Income Investment Quality Trust (BAF)
    BlackRock Municipal Income Investment Trust (BBF)
    BlackRock Strategic Municipal Trust (BSD)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    07-14-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer Pennsylvania Turnpike Revenue Bonds Tunrpike Subordinate Revenue Bonds, Series B-2017

Selling Underwriter        Citigroup Global Markets Inc

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Citigroup Global Markets Inc, PNC Capital Markets
                           LLC, Wells Fargo Securities,LLC, BNY Mellon Capital
                           Markets, LLC, Backstrom McCarley Berry & Co. LLC,
                           NW Capital Markets Inc., Stifel, Nicolaus &
                           Company, Inc

TRANSACTION DETAILS

 Date of Purchase                       07-14-2017

Purchase Price/Share       $114.366
(PER SHARE / % OF PAR)     $114.005
                           $113.286
                           $111.075
                           $113.481
                           $113.645  Total Commission, Spread or Profit   0.371%

 1.  Aggregate Principal Amount Purchased (a+b)                   $124,035,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client purchase) $122,575,000

                                                                    Page 1 of 2

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]



     b.  Other BlackRock Clients                                  $  1,460,000

 2.  Aggregate Principal Amount of Offering                       $750,510,000

 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                0.16527

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                 Date:   07-20-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   07-20-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

DEFINITIONS

 TERM                                   DEFINITION
 Fund Ratio                             Number appearing at the bottom of
                                        page 1 of 2 of the Rule 10f-3 Report
                                        form. It is the sum of the Funds'
                                        participation in the offering by the
                                        Funds and other accounts managed by
                                        BlackRock divided by the total amount
                                        of the offering.

 Eligible Foreign Offering              The securities are sold in a public
                                        offering conducted under the laws of
                                        a country other than the United
                                        States and

                                        (a) the offering is subject to
                                            regulation in such country by a
                                            "foreign financial regulatory
                                            authority," as defined in
                                            Section 2(a)(50) of the
                                            Investment Company Act of 1940;

                                        (b) the securities were offered at a
                                            fixed price to all purchasers in
                                            the offering (except for any
                                            rights to purchase securities
                                            that are required by law to be
                                            granted to existing security
                                            holders of the issuer);

                                        (c) financial statements, prepared
                                            and audited as required or
                                            permitted by the appropriate
                                            foreign financial regulatory
                                            authority in such country, for
                                            the two years prior to the
                                            offering, were made available to
                                            the public and prospective
                                            purchasers in connection with the
                                            offering; and

                                        (d) if the issuer is a "domestic
                                            issuer," i.e., other than a
                                            foreign government, a national of
                                            any foreign country, or a
                                            corporation or other organization
                                            incorporated or organized under
                                            the laws of any foreign country,
                                            it (1) has a class of securities
                                            registered pursuant to section
                                            12(b) or 12(g) of the Securities
                                            Exchange Act of 1934 or is
                                            required to file reports pursuant
                                            to section 15(d) of that act, and
                                            (2) has filed all the material
                                            required to be filed pursuant to
                                            section 13(a) or 15(d) of that
                                            act for a period of at least 12
                                            months immediately preceding the
                                            sale of securities (or for such
                                            shorter period that the issuer
                                            was required to file such
                                            material)

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

 TERM                                   DEFINITION
 Eligible Municipal Securities          The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond
                                            (as defined in section 103(c)(2)
                                            of Title 26) the interest on
                                            which is excludable from gross
                                            income under certain provisions
                                            of the Internal Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a
                                            reasonably short period of time;
                                            and

                                        (c) either

                                             (1) are subject to no greater
                                                 than moderate credit risk; or

                                             (2) if the issuer of the
                                                 municipal securities, or the
                                                 entity supplying the
                                                 revenues or other payments
                                                 from which the issue is to
                                                 be paid, has been in
                                                 continuous operation for
                                                 less than three years,
                                                 including the operation of
                                                 any predecessors, the
                                                 securities are subject to a
                                                 minimal or low amount of
                                                 credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

 Eligible Rule 144A Offering            The securities are sold in an
                                        offering where

                                        (a) the securities are offered or
                                            sold in transactions exempt from
                                            registration under Section 4(2)
                                            of the Securities Act of 1933,
                                            Rule 144A thereunder, or Rules
                                            501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller
                                            reasonably believe that the
                                            securities are eligible for
                                            resale to other QIBs pursuant to
                                            Rule 144A.

 Government Securities Offering         The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and
                                        acting as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


 TERM                                   DEFINITION
 U.S. Registered Public Offering.       The securities offered are registered
                                        under the Securities Act of 1933 that
                                        are being offered to the public.